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                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                         ____________________


                               FORM 8-K

                            CURRENT REPORT


                    Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): December 15, 1997



                 Fleetwood Credit 1997-B Grantor Trust
                    (Exact name of registrant as
                      specified in its charter)



         California        333-21135              33-0444724
      (State or other     (Commission         (IRS Employer
      jurisdiction of     File Number)       Identification No.)
      incorporation)


 Fleetwood Credit Receivables Corp.
 22840 Savi Ranch Parkway
 P.O. Box 87024
 Yorba Linda, California                     92885-8724
 (Address of principal executive offices)    (Zip Code)


 Registrant's telephone number, including area code: (714)921-3400


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Item 5.  Other Events.

    On December 15, 1997, the Principal and Interest collected during the preceding calendar month, net of certain adjustments as provided for in the Pooling and Servicing Agreement dated as of September 1, 1997 (the "Agreement"), between Fleetwood Credit Receivables Corp., as Seller and Fleetwood Credit Corp., as Servicer, and
The Chase Manhattan Bank, as Trustee (the "Trustee"), were distributed to holders ("Certificateholders") of certificates representing undivided fractional interests in Fleetwood Credit 1997-B Grantor Trust.
In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Trustee for the benefit of the Certificateholders and the Trustee's Statement was distributed by the Trustee to the Certificateholders. A copy of the Servicer's Certificate and the Trustee's Statement is being filed as Exhibit 20.1 and 20.2,respectively to this Current Report on Form 8-K.



Item 7(c). Exhibits

          Exhibit No.                    Description

               20.1                Servicer's Certificate for the
                                      month of November, 1997

               20.2                Trustee's Statement for the
                                      month of November, 1997



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                              SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                     Fleetwood Credit 1997-B GRANTOR TRUST

                     By:  FLEETWOOD CREDIT CORP., as Servicer




Date: December 29, 1997           /s/ Timothy M. Hayes
                                   ---------------------
                            Name: Timothy M. Hayes
                            Title: Secretary

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                           INDEX TO EXHIBITS




          Exhibit No.         Description


              20.1       Servicer's Certificate for the
                            month of November, 1997


              20.2       Trustee's Statement for the
                            month of November, 1997






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